UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

Commission file number 0-14030

New York	13-3156768
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

85 Fifth Avenue
New York, NY 10003
(Address of principal executive offices, with zip code)

(212) 206-8800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

      The Company’s Annual Meeting of Stockholders was held on March 22, 2010. The proposals submitted to the stockholders for a vote were as follows:

(1)	To elect a board of nine directors;

(2)	To approve the Ark Restaurants Corp. 2010 Stock Option Plan;

(3)	To ratify the appointment of J.H. Cohn LLP as independent auditors for the 2009 fiscal year.

     The following sets forth the number of votes for, the number of votes against, the number of abstentions (or votes withheld in the case of the election of directors) and not voted with respect to each of the forgoing proposals.

	Votes For	Votes	Withheld	Not Voted
		Against	(Abstentions)
Proposal 1

Michael Weinstein	2,274,476	--	10,386	822,310
Robert Towers	2,274,076	--	10,786	822,310
Vincent Pascal	2,274,076	--	10,786	822,310
Paul Gordon	2,274,476	--	10,386	822,310
Marcia Allen	2,243,062	--	41,800	822,310
Bruce R. Lewin	2,273,063	--	11,799	822,310
Steven Shulman	2,245,514	--	39,348	822,310
Arthur Stainman	2,255,342	--	29,520	822,310
Stephen Novick	2,267,756	--	17,106	822,310

Proposal 2	1,594,251	546,384	144,227	822,310
Proposal 3	3,082,893	10,130	14,149	--

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANT CORP.

	By:	/s/ Michael Weinstein
Chief Executive Officer

Date: March 23, 2010